UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2007

KNIGHT INC.

(Exact name of registrant as specified in its charter)

Kansas	1-6446	48-0290000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The description of the Indenture in Item 2.03 of this Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On December 21, 2007, NGPL PipeCo LLC (“PipeCo”), a Delaware limited liability company and an indirect wholly owned subsidiary of Knight Inc. (“Knight”), issued $1,250,000,000 aggregate principal amount of 6.514% senior notes due 2012, $1,250,000,000 aggregate principal amount of 7.119% senior notes due 2017 and $500,000,000 aggregate principal amount of 7.768% senior notes due 2037.  The net proceeds from the notes will be held in escrow pending the closing of the previously reported sale by Knight of 80% of the ownership interests of MidCon (the “MidCon Disposition”), at which time the net proceeds will be used to repay debt owed to Knight.  Any remaining proceeds after repayment of the debt will be distributed to Knight as a dividend.  Upon the closing of the MidCon Disposition, PipeCo will merge with and into MidCon, with MidCon surviving and changing its name to NGPL PipeCo LLC (the “MidCon Merger”).

The notes were sold in a private placement to a syndicate of investment banks led by Lehman Brothers Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The notes are governed by an Indenture, dated December 21, 2007, between PipeCo and U.S. Bank National Association, as trustee.  The notes due 2012 will mature on December 15, 2012, the notes due 2017 will mature on December 15, 2017 and the notes due 2037 will mature on December 15, 2037.  Interest on the notes due 2012 will accrue at the rate of 6.514% per year. Interest on the notes due 2017 will accrue at the rate of 7.119% per year. Interest on the notes due 2037 will accrue at the rate of 7.768% per year. Interest on the notes of each series will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2008.  The notes are the senior unsecured obligations of PipeCo and rank equally in right of payment with any of PipeCo’s future unsecured senior debt, effectively subordinated in right of payment to any of PipeCo’s future secured debt to the extent of the value of the assets securing such debt and structurally subordinated in right of payment to the debt and other liabilities, including trade payables, of PipeCo’s subsidiaries.

If the MidCon Disposition and the MidCon Merger do not occur on or before the 15th day prior to April 15, 2008 (the “Transaction Closing Deadline”), PipeCo will redeem all and not less than all of the notes then outstanding, on or prior to April 15, 2008, which date is subject to extension in specified circumstances. In addition, in the event that at any time PipeCo determines that the MidCon Disposition and the MidCon Merger will not be consummated on or prior to the Transaction Closing Deadline (as that date may be extended), at PipeCo’s option, it may redeem all and not less than all of the notes then outstanding. In the event of any such redemption, the redemption price will be equal to 101% of the aggregate principal amount of the notes plus accrued interest to, but not including, the redemption date. If the closing of the MidCon Disposition and the MidCon Merger do occur prior to the Transaction Closing Deadline, then all amounts in the escrow account will be released to PipeCo immediately prior to the consummation of the MidCon Disposition and the MidCon Merger.

The indenture includes covenants that, among other things, limit PipeCo’s ability and the ability of its subsidiaries to:

•                  create liens that secure debt;

•                  enter into sale-leaseback transactions;

•                  incur debt, subject to a leverage test;

•                  enter into business outside its present business; and

•                  merge or consolidate with, or sell, lease or transfer its assets substantially as an entirety to, another entity.

In addition, if PipeCo experiences certain kinds of changes of control coupled with a ratings downgrade such that the notes cease to have an investment grade rating, it must give holders of the notes the opportunity to sell their notes to PipeCo at 101% of their principal amount, plus accrued and unpaid interest.

In the Indenture, any of the following is an Event of Default with respect to the notes of any series:

•                  PipeCo’s failure to pay interest on any note of that series when due continued for 30 days;

•                  PipeCo’s failure to pay the principal of or premium, if any, on any note of that series when due;

•                  PipeCo’s failure to comply with its obligations with respect to the covenant restricting its ability to merge or consolidate with, or sell, lease or transfer its assets substantially as an entirety to, another entity, or to consummate a purchase of notes of that series when required by the change of control covenant;

•                  PipeCo’s failure to perform, or breach of, any other term, covenant or warranty in the Indenture or in the escrow agreement that continues for 60 days after being given written notice by the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of such series;

•                  the escrow agreement or any other security document, or any lien purported to be granted thereby on the escrow account or the cash or cash equivalents deposited in such account, is held in any judicial proceeding to be unenforceable or invalid;

•                  PipeCo’s or any of its subsidiaries’ bankruptcy, insolvency or reorganization; and

•                  the occurrence of any event which would have constituted an Event of Default with respect to the notes of that series if MidCon had assumed all of the obligations of PipeCo under the Indenture and the notes of that series on their issue date.

If an Event of Default with respect to a series of notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding notes of that series may declare the principal of all the notes of that series to be due and payable. When such declaration is made, such amount will be immediately due and payable. The holders of a majority in principal amount of the outstanding notes of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture which is filed as Exhibit 4.1 to this Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

4.1                                 Indenture, dated December 21, 2007, among NGPL PipeCo LLC and U.S. Bank National Association, as trustee.

4.2                                 Forms of notes (contained in the Indenture filed as Exhibit 4.1).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT INC.

Dated: December 21, 2007	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated December 21, 2007, between NGPL PipeCo LLC and U.S. Bank National Association, as trustee.
4.2	Forms of notes (contained in the Indenture filed as Exhibit 4.1).